EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF MAMAMANCINI’S HOLDINGS, INC.

References to “MamaMancini”, the “Company”, “we”, “us” and “our” mean MamaMancini’s Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

Pro Forma Financial Statements

On November 1, 2017, MamaMancini’s Holdings, Inc., a Nevada corporation (“MamaMancini’s”), Joseph Epstein Food Enterprises, Inc., a New Jersey corporation(“JEFE”), and MMMB Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of MamaMancini’s (“Merger Sub”), completed the merger contemplated by the Agreement and Plan of Merger (“Merger Agreement”) by and among MamaMancini’s, JEFE, and Merger Sub, dated as of November 1, 2017. Pursuant to the terms of the Merger Agreement, JEFE has merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of MamaMancini’s.

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. The consideration for the transaction was (a) the extinguishment of the Inter-Company Loan between the parties, (b) the assumption by the Company of all JEFE accounts payable and accrued expenses, (c) assumption by the Company of certain third-party loans to JEFE and (d) indemnification of Carl Wolf with respect to his collateralization of a bank loan to JEFE in the amount of approximately $250,000. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company (ii) following the Closing, JEFE’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”). No cash or stock was exchanged in connection with the transaction.

The following unaudited pro forma condensed combined financial statements, which are referred to as the unaudited pro forma financial statements, have been prepared to assist in the analysis of financial effects of the Merger Transaction. The unaudited pro forma combined condensed statements of operations, which are referred to as the unaudited pro forma statements of operations, for the year ended January 31, 2017 and the nine months ended October 31, 2017, combine the historical consolidated statements of operations of MamaMancini’s and JEFE, giving effect to the Merger Transaction, as if they had been completed on February 1, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2017 were derived from the unaudited condensed consolidated financial statements of MamaMancini’s for the nine months ended October 31, 2017, and the unaudited condensed financial statements of JEFE for the period from February 1, 2017 through October 31, 2017. The unaudited pro forma condensed combined balance sheet, which is known as the unaudited pro forma balance sheet, combines the historical balance sheets of MamaMancini’s and JEFE as of October 31, 2017, giving effect to the Merger Transaction, as if they had been completed on October 31, 2017. The historical financial statements of JEFE have been adjusted to reflect certain reclassification and other conforming adjustments in order to align to MamaMancini’s condensed financial statement presentation.

Effective November 1, 2017, MamaMancini’s and JEFE completed the Merger Transaction whereby JEFE became a wholly-owned subsidiary of MamaMancini’s. In accordance with the guidance under Accounting Standards Codification Topic 805: Business Combinations, the Merger transactions are accounted for as a reorganization of entities under common control. The assets and liabilities of JEFE transferred between entities under common control were recorded by MamaMancini’s based on JEFE’s historical cost basis.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger Transaction; (2) factually supportable; and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of MamaMancini’s and JEFE following the Merger Transaction. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger Transaction occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Merger Transaction. The unaudited pro forma financial statements include assets and liabilities of JEFE adjusted for MamaMancini’s historical cost basis. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger Transaction and, accordingly, do not attempt to predict or suggest future results. Further, the unaudited pro forma financial statements do not reflect (i) any other acquisition subsequent to the balance sheet date presented or (ii) the effect of any regulatory actions that may impact the results of the combined partnership following the Merger Transaction.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma financial statements;

●	the historical audited consolidated financial statements of MamaMancini’s for the year ended January 31, 2017 in MamaMancini’s Annual Report on Form 10-K, filed with the SEC on March 23, 2017, and incorporated by reference into this document;

●	the historical unaudited condensed consolidated financial statements of MamaMancini’s as of and for the nine months ended October 31, 2017, included in MamaMancini’s Quarterly Report on Form 10-Q and incorporated by reference into this document;

●	the historical audited financial statements of JEFE for the year ended December 31, 2016; and

●	the historical unaudited condensed financial statements of JEFE as of and for the ten months ended October 31, 2017, incorporated by reference into this document.

●	The pro forma financial statements include the impact of the merger of Joseph Epstein Food Enterprises, Inc. (“JEFE”) as if they occurred at the inception of each relevant period reported. JEFE has a calendar year-end, however JEFE’s historical information presented herein has been modified to conform to the same periods as the historical financial statements filed by the Company in Forms 10-K and 10-Q.

MamaMancini’s Holdings, Inc.

Pro Forma Combined Balance Sheets

October 31, 2017

(Unaudited)

	MamaMancini	Joseph Epstein Foods	Eliminations	Combined Balance
Current Assets
Cash	558,633	17,627		576,260
Accounts receivable	2,859,190	-		2,859,190
Inventories	361,111	733,687		1,094,798
Prepaid expenses	97,957	25,497		123,454
Due from manufacturer - related party	1,537,724	-	(1,537,724)	-
	5,414,615	776,811	(1,537,724)	4,653,702

Property , plant, and equipment	2,111,053	404,591		2,515,644

Deposits	94,060	17,036		111,096

Total Assets	7,619,728	1,198,438	(1,537,724)	7,280,442

Current Liabilities
Accounts payable and accrued expenses	1,006,216	2,723,226		3,729,442
Due to related party	-	1,537,724	(1,537,724)	-
Line of credit, net	2,303,920	-		2,303,920
Term loan	165,540	-		165,540
Note payable, net	1,807,182	-		1,807,182
	5,282,858	4,260,950	(1,537,724)	8,006,084

Term loan, net of current	634,460	-		634,460
Note payable	-	250,000		250,000
Notes payable - related party	117,656	532,000		649,656
	752,116	782,000		1,534,116

Total Liabilities	6,034,974	5,042,950	(1,537,724)	9,540,200

Shareholders’ Equity
Common stock	318	-		318
Additional paid in capital	16,145,954	-		16,145,954
Common stock subscribed	1	-		1
Accumulated deficit	(14,412,019)	(3,844,512)		(18,256,531)
Treasury stock	(149,500)	-		(149,500)
Total shareholders’ equity	1,584,754	(3,844,512)		(2,259,758)

Total liabilities and shareholders’ equity	7,619,728	1,198,438	(1,537,724)	7,280,442

MamaMancini’s Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Nine Months Ended October 31, 2017

(Unaudited)

	MamaMancini	Joseph Epstein Foods	Eliminations	Combined Balance

Sales, net	19,714,090	13,443,949	(13,443,949)	19,714,090
Cost of sales	13,443,949	13,047,131	(13,443,949)	13,047,131
	6,270,141	396,818	-	6,666,959
			-
Operating Expenses
Research and development	77,647	-		77,647
General and administrative	5,251,090	504,032		5,755,122
	5,328,737	504,032		5,832,769

Income from operations	941,404	(107,214)	-	834,190

Other Expense
Interest expense	528,969	42,615		571,584
Amortization of debt discount	56,457	-		56,457
	585,426	42,615		628,041

Net income (loss)	355,978	(149,829)	-	206,149

Less preferred dividends	(91,565)	-		(91,565)

Net income (loss) available to common shareholders	264,413	(149,829)	-	114,584

Net income (loss) per common share - basic				0.00
Net income (loss) per common share - diluted				0.00
Weighted average common shares outstanding - basic				29,152,736
Weighted average common shares outstanding - diluted				30,932,182

MamaMancini’s Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended January 31, 2017

	MamaMancini	Joseph Epstein Foods	Eliminations	Combined Balance

Sales, net	18,048,792	11,555,976	(11,555,976)	18,048,792
Cost of sales	11,555,976	10,924,150	(11,555,976)	10,924,150
	6,492,816	631,826	-	7,124,642

Operating Expenses
Research and development	144,013	-		144,013
General and administrative	5,941,794	581,187		6,522,981
	6,085,807	581,187		6,666,994

Income from operations	407,009	50,639	-	457,648

Other Expense
Interest expense	667,623	61,484		729,107
Amortization of debt discount	28,526	-		28,526
	696,149	61,484		757,633

Net income (loss)	(289,140)	(10,845)	-	(299,985)

Less preferred dividends	(204,921)	-		(204,921)

Net income (loss) available to common shareholders	(494,061)	(10,845)	-	(504,906)

Net income (loss) per common share - basic				(0.02)
Net income (loss) per common share - diluted				(0.02)
Weighted average common shares outstanding - basic				27,100,316
Weighted average common shares outstanding - diluted				27,100,316

MamaMancini’s Holdings, Inc.

Pro Forma Combined Statement of Operations

For the Year Ended January 31, 2016

	MamaMancini	Joseph Epstein Foods	Eliminations	Combined Balance

Sales, net	$12,603,447	$9,006,220	$(9,006,220)	$12,603,447

Cost of sales:
Cost of goods sold	9,006,220	8,494,544	(9,006,220)	8,494,544
Write-off of inventory	-	437,800	-	437,800
Total cost of sales	9,006,220	8,932,344	(9,006,220)	8,932,344

Gross Profit (Loss)	3,597,227	73,876	-	3,671,103

Operating Expenses:
Research and development	107,632	-	-	107,632
General and Administrative Expenses	5,748,912	610,434	-	6,359,346
Total operating expenses	5,856,544	610,434	-	6,466,978

Income (Loss) From Operations	(2,259,317)	(536,558)	-	(2,795,875)

Other Income (Expense)
Interest expense	555,071	53,414	-	608,485
Amortization of debt discount	261,670			261,670
Amortization of debt closing costs	55,471			55,471
Loss on debt extinguishment	380,089	-	-	380,089
Total Other Income (Expense)	1,252,301	53,414	-	1,305,715

Net income (loss)	$(3,511,618)	$(589,972)	$-	$(4,101,590)

Less: preferred dividends	(66,992)			(66,992)

Net income (loss) available to common shareholders	$(3,578,610)	$(589,972)	$-	$(4,168,582)

Net income (loss) per common share - basic				(0.16)
Net income (loss) per common share - diluted				(0.16)
Weighted average common shares outstanding - basic				26,147,913
Weighted average common shares outstanding - diluted				26,147,913

MAMAMANCINI’S HOLDINGS, INC.

NOTES TO PROFORMA FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet has been derived from the historical financial statements of MamaMancini’s Holdings, Inc. after giving effect to the acquisition of Joseph Epstein Food Enterprises, Inc. which closed on November 1, 2017.

Historical financial information has been adjusted in the pro forma balance sheet and statements of operations to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s balance sheet and results of operations.

The accompanying unaudited pro forma combined balance sheet has been presented as of October 31, 2017. The unaudited pro forma combined statements of operations for the periods ended October 31, 2017, January 31, 2017 and January 31, 2016 have been presented as if the acquisition had occurred as if the Merger Transaction took place at the beginning of the periods presented, or February 1, 2016.

Under the terms of the Merger Agreement and in connection with the merger, the Company acquired all assets of JEFE. As a result of the transaction, (i) the Company became the sole shareholder of JEFE, which became a wholly-owned subsidiary of the Company (ii) following the Closing, JEFE’s financial statements as of the Closing will be consolidated with the Consolidated Financial Statements of the Company (collectively, the “Merger Transaction”). No cash or stock was exchanged in connection with the transaction.

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet are as follows:

(A) The elimination of inter-company balances.

The adjustments included in the pro forma statement of operations for the years ended January 2016 and 2017 and for the nine months ended October 31, 2017 are as follows:

(B) The elimination of intercompany sales and purchases for each relevant period.